UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On March 21, 2022, UroGen Pharma Ltd. (the “Company”) announced its financial results for the quarter and year ended December 31, 2021 in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)

On March 17, 2022, Molly Henderson tendered her resignation as the Company’s Chief Financial Officer, effective March 25, 2022.

Effective as of March 25, 2022 (the “Effective Date”), the Company appointed Dong (Don) Kim as Chief Financial Officer of the Company, as well as the Company’s principal financial officer and principal accounting officer, replacing Ms. Henderson in such capacities.

Mr. Kim has served as the Company’s Vice President, Finance since August 2021. Prior to joining the Company, Mr. Kim was employed by Strides Pharma Inc., a generic pharmaceutical company, starting as Head of Finance in April 2020. He was subsequently appointed to the Strides Pharma board in March 2021. During his tenure at Strides Pharma, he played a key role in the company’s capital-raising efforts in support of advancing its mission until his departure in August 2021. Prior to Strides Pharma, Mr. Kim was Controller at Sun Pharma Inc., a pharmaceutical company, from July 2019 to April 2020. Before that, Mr. Kim joined Zoetis Inc., an animal-health company, in December 2014 as Senior Manager-Corporate Audit. He was later promoted to Director-Corporate Audit in December 2015. He thereafter became the US Controller at Zoetis Inc. in January 2018 until his departure from the company in July 2019. Earlier in his career, Mr. Kim served as Audit/Assurance Manager at Deloitte, NY. He is a licensed Certified Public Accountant in California. Mr. Kim holds a Master of Business Administration from the University of North Carolina, Chapel Hill, and bachelor’s degree from Yonsei University in Korea.

The Company and Mr. Kim entered into an Executive Employment Agreement on March 20, 2022 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Kim is entitled to an initial base salary of $370,000 and an annual discretionary cash bonus of up to 50% of Mr. Kim’s then-current base salary, pro-rated in the case of a partial calendar year.

Pursuant to the Employment Agreement, Mr. Kim will be granted a stock option to purchase 20,000 of the Company’s ordinary shares, par value NIS 0.01, effective March 25, 2022, with an exercise price per share equal to the closing price per share on the grant date (the “Initial Option”). The shares subject to the Initial Option will vest over three years, with 1/3 of the shares vesting upon Mr. Kim’s completion of one year of service measured from the Effective Date and 1/3 of the shares annually thereafter for the remaining two years, subject to Mr. Kim’s continuous service through each vesting date. The Initial Option will be granted under the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”), and Mr. Kim will be eligible for future equity awards under the 2017 Plan, as approved by the Company’s Board of Directors (or a committee thereof) in its sole discretion.

Under the terms of the Employment Agreement, if Mr. Kim’s employment is terminated by the Company without cause, by Mr. Kim for good reason or by reason of Mr. Kim’s death or disability, he is entitled to receive (i) payment of his then-current base salary through the effective date of such termination, (ii) continuation of Mr. Kim’s salary at the rate in effect at the time of such termination for a period of six months following such termination date, (iii) a pro-rata bonus through the date of such termination, which bonus shall be paid only to the extent earned based on actual Company performance, not to exceed 100% of the target (with any individual performance component deemed achieved), on the date in the year following such termination on which bonuses are paid to other senior executives of the Company (but in any event prior to March 15th of such year), (iv) any annual bonus earned with respect to the year preceding the year of such termination, if not already paid by the date of such termination, (v) accelerated vesting of any of Mr. Kim’s unvested equity awards, including the Initial Option, such that shares that would have vested over an additional quarter following such termination date shall be deemed immediately vested and exercisable as of Mr. Kim’s last day of employment, and (vi) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment for up to six months or until the date Mr. Kim becomes eligible for new healthcare coverage through another source or he ceases to be eligible for COBRA continuation coverage for any reason.

In addition to the foregoing, in connection with an acquisition of the Company where Mr. Kim’s employment is terminated without cause, or he resigns for good reason, in either case within three months prior to, or 24 months following the close of such acquisition, Mr. Kim shall be entitled to the following benefits: (A) a lump sum payment equal to the sum of (y) 12 months of his then-current annual base salary and (z) 100% of the current target bonus percentage of his current annual base salary; (B) the amount of any COBRA continuation premium payments made by Mr. Kim during the 12 month period following the date of termination, or the period ending when Mr. Kim becomes eligible for comparable group medical benefits from another source (whichever comes first); and (C) the vesting of the Initial Option, as well as any other equity awards granted to Mr. Kim, shall be accelerated in full such that 100% of the then-unvested shares subject to the Initial Option (or other equity awards) will be deemed vested and exercisable as of Mr. Kim’s last day of employment.

The severance benefits described in the foregoing paragraph are, in each case, subject to Mr. Kim’s compliance with continuing obligations to the Company and his execution of a separation agreement and general release in favor of the Company.

Mr. Kim has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Employment Agreement between the Company and Dong Kim, dated March 20, 2022

99.1	Press Release dated March 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	UROGEN PHARMA LTD.

	By:	/s/ Elizabeth Barrett
Elizabeth Barrett
Chief Executive Officer